EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

287 Bowman Ave., 2nd Floor, Purchase, NY	10577

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 510-9400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On April 24, 2007, Brantley Capital Corporation (OTC: BBDC) (the “Seller”) completed the sale of substantially all of its investment assets to Brantley Equity Partners, L.P., an affiliate of Venture Capital Fund of America III, Inc. (“Buyer”) for $10 million cash. Such assets included the Seller’s interests in Fitness Quest, Inc., Holland Group of Tennessee, Inc., Streamline Foods, Inc., TherEx, Inc., Value Creation Partners, Inc., Orion HealthCorp, Inc. and Prime Office Products, Inc.
The foregoing summary is not complete and is qualified in its entirety by reference to the Company’s Press Release filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits

99.1 Press Release dated April 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2007	BRANTLEY CAPITAL CORPORATION
	By:	/s/ Phillip Goldstein
Phillip Goldstein
Chairman of the Board